    As filed with the Securities and Exchange Commission on August 31, 2001
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                           PERSISTENCE SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                                  94-3138935
   (State of incorporation)             (I.R.S. Employer Identification No.)


                     1720 SOUTH AMPHLETT BLVD., THIRD FLOOR
                           SAN MATEO, CALIFORNIA 94402
                    (Address of principal executive offices)
                             -----------------------

                                 1997 STOCK PLAN
                            (Full title of the Plan)
                             -----------------------

                              CHRISTOPHER T. KEENE
                             CHIEF EXECUTIVE OFFICER
                           PERSISTENCE SOFTWARE, INC.
                     1720 SOUTH AMPHLETT BLVD., THIRD FLOOR
                           SAN MATEO, CALIFORNIA 94402
                                 (650) 372-3600
 (Name, address and telephone number, including area code, of agent for service)
                             -----------------------
                                    Copy to:

                                  Laurel Finch
                                Venture Law Group
                           A Professional Corporation
                               2775 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                                Page 1 of 9 Pages
                             Exhibit Index on Page 9
               (Calculation of Registration Fee on following page)

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                                 CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                                          Proposed       Proposed
                                           Maximum         Maximum        Maximum        Amount of
                                         Amount to be   Offering Price   Aggregate     Registration
 Title of Securities to be Registered   Registered(1)     Per Share    Offering Price      Fee
---------------------------------------------------------------------------------------------------
1997 STOCK PLAN
  Common Stock,
  $0.001 par value..................    725,000 Shares     $0.375(2)    $271,875.00       $67.97

               TOTAL                    725,000 Shares                  $271,875.00       $67.97

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(1)     This Registration Statement shall also cover any additional shares of
        Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on August 28, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

        (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

        (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

        (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on April 23, 1999, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.


        As of the date of this Registration Statement, attorneys of Venture Law Group and an investment partnership controlled by Venture Law Group beneficially own an aggregate of 1,425 shares of Common Stock.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.


Item 8. EXHIBITS.

        Exhibit
        Number
        -------
        5.1         Opinion of Venture Law Group, A Professional Corporation.

        23.1        Consent of Venture Law Group, A Professional Corporation
                    (included in Exhibit 5.1).

        23.2        Independent Auditors' Consent.

        24.1        Powers of Attorney (see p. 6).

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                                      -3-

Item 9. UNDERTAKINGS.


        The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant, Persistence Software, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this August 30, 2001.

                           PERSISTENCE SOFTWARE, INC.


                           By: /s/ CHRISTOPHER T. KEENE
                              --------------------------------------
                              Christopher T. Keene
                              Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher T. Keene and Christine Russell, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                             Title                         Date
            ---------                             -----                         ----

/s/ CHRISTOPHER T. KEENE           Chief Executive Officer (Principal      August 30, 2001
-----------------------------        Executive Officer) and Director
Christopher T. Keene


/s/ CHRISTINE RUSSELL              Chief Financial Officer (Principal      August 30, 2001
-----------------------------        Financial and Accounting
Christine Russell                    Officer)


/s/ GREGORY ENNIS                  Director                                August 30, 2001
-----------------------------
Gregory Ennis


/s/ ALAN KING                      Director                                August 30, 2001
-----------------------------
Alan King


/s/ JOSEPH P. ROEBUCK              Director                                August 30, 2001
-----------------------------
Joseph P. Roebuck


/s/ SANJAY VASWANI                 Director                                August 30, 2001
-----------------------------
Sanjay Vaswani

                                INDEX TO EXHIBITS

  Exhibit
  Number
  -------
    5.1      Opinion of Venture Law Group, A Professional Corporation.

   23.1      Consent of Venture Law Group, A Professional Corporation.
             (included in Exhibit 5.1).

   23.2      Independent Auditors' Consent.

   24.1      Powers of Attorney (see page 6).